Exhibit 99.1

Lakeland®

Protect Your People ®
Nasdaq: LAKE
www.Lakeland.com



Investor Presentation

July 2021

Safe Harbor Statement

With the exception of historical information, the statements set forth in this presentation include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. The Company wishes to caution that a number of important factors could cause actual results to differ materially from those forward-looking statements. These and other factors could cause actual results to differ materially from those in any forward-looking statements which are discussed in this presentation. Please see Lakeland Industries' SEC filings on Forms 10-K and 10-Q for important information about the Company and related risks. The Company disclaims any obligation to update its forward-looking statements.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation tables in this presentation.

Lakeland Overview (Nasdaq: LAKE)

What We Do

Global manufacturer of quality, cost-effective, and mission-critical personal protective clothing solutions that protect people at work and in their communities

Key Statistics

Revenue (FY2021)	$159 million
Market Cap.	~$185 million
Cash (4/30/2021)	~$60 million
Debt (4/30/2021)	~$0
Employees	~2,000
Locations	15 in 11 countries
Distribution	78 countries 74% of global population

Note: Lakeland's fiscal year end is January 31

FY2021 Revenue by Geography & Product Line



5.7%
7.6%
10.6%
12.1%
19.6%
44.4%
U.S.A.
Asia
Other N.A.
Europe
Latin America
Other Foreign



3.9%
2.6%
7.4%
18.3%
67.8%
Disposables
Chemical
FR/AR Performance
Fire
High-Visibility

Primary Product Lines and Applications

Product Lines

Disposables	Chemical	FR/AR Performance	Fire	High-Visibility
				
Applications				
• Industrial • Energy • Healthcare • Clean Room • Abatement	• Industrial • Energy • Healthcare • Clean Room • Petrochemical	• Industrial • Energy • Utilities • Petrochemical	• Municipal Fire • Volunteer Fire • Search & Rescue • Wild Land	• Industrial • Energy • Utilities • Transportation • Construction

We are differentiated by owning our manufacturing and the diversity of products we make.

Large Markets with Strong Tailwinds

Key Market Dynamics

Increasing Relevance of Safety and PPE

- Increased development and enforcement of safety and environmental standards globally
- Global acceptance of PPE increasing in wake of COVID-19 pandemic
- Lakeland products available in 78 countries

Growing Demand from End-User Industries

- Global ESG movement is increasing focus on worker health and safety
- Further industrialization is leading to more complex processes and hazardous environments requiring additional protective solutions

Ongoing and Future Technological Advancements

- Continued advancements in non-woven fabrics (e.g., nanofibers) with improved properties and attributes
- "Smart PPE" growth projected to be $1.9 billion from 2020 to 2024[1]




~$6 Billion Total Addressable Market with a High-Single-Digit Growth Rate[2]




Sources:
1) *IOSH Magazine, "Power Dressing for Smart PPE"*
2) *Allied Market Research, The Insight Partners, and Management Estimates*

Lakeland's Competitive Advantages



1 Owned, global manufacturing base
2 Focused, Yet Diversified Product Portfolio
3 Scalable, asset-light business model
4 Technology-Focused and Data-Driven Culture
5 Well-Capitalized and Healthy Balance Sheet

1. Provides us with the ability to rapidly scale-up production to meet emergency demand, shift production between locations to navigate the geopolitical landscape, and to maintain the highest levels of quality
2. We are one of only a few companies that are entirely focused on safety solutions, targeting mission-critical applications, while simultaneously offering our customers a diverse portfolio of products for each end-user's applications
3. Excellent free-cash-flow dynamics driven by a high degree of operating leverage and low capital requirements (capex as a % of net sales from FY2017 to FY2021 averaged ~1% compared to a net sales CAGR of 16.5% over the same period)
4. Strengthened and expanded management team leveraging technology to fuel data-driven decision-making, a culture of continuous improvement, innovation, and expansion
5. Available cash and credit facilities enable us to strategically pursue new organic and inorganic growth opportunities to increase shareholder value and further differentiate ourselves from competitors

Growth and Profitability Trends

Multi-Year Organic Growth



($ in millions)
Net Sales CAGR of 16.5%
$86.2
$6.8
FY2017
$96.0
$8.5
FY2018
$99.0
$3.6
FY2019
$107.8
$5.9
FY2020
$159.0
$43.9
FY2021
Net Sales
Operating Income

- Multi-year organic growth trend outpacing the industry
- Disciplined cost management
- Significant operating leverage with sustained revenue growth

Setting New Post-COVID Baseline



($ in millions)
$60
$50
$40
$30
$20
$10
60%
50%
40%
30%
20%
10%
0%
Q1-FY2020
Q2-FY2020
Q3-FY2020
Q4-FY2020
Q1-FY2021
Q2-FY2021
Q3-FY2021
Q4-FY2021
Q1-FY2022
Net Sales
Gross Margin
Adj. EBITDA Margin

- Proven results from plan implemented in 2019 to sustainably improve performance, including adj. EBITDA margin expansion
- New baseline coming into focus as world exits COVID-19 pandemic

Note: Lakeland's fiscal year end is January 31

Strategic Initiatives and Capital Priorities

Strategic Initiatives	
Sustained Growth via Market Share Gains	• Product line enhancements • Expanded geographical reach • Customer service
Enhanced Profitability	• New products • Strategic pricing • Optimized supply chain management
Capital Prioritization	• Technology and automation • Capacity expansions • Targeted investments

Capital Priorities	
Technology and Automation	• Global planning and reporting • CRM • Sales operations automation
Capacity Expansions	• New product capabilities • Productivity enhancements • Versatile manufacturing capabilities • Near-shore markets
Targeted Investments	• Accretive acquisitions • Opportunistic share buybacks

Business Update

Q1-FY2021

- Reduced direct-to-consumer container sales indicative of declining COVID-19 revenue
- As COVID-19 volume continued its decline, our operational efficiencies are demonstrating their post-COVID sustainability
- Continued uninterrupted access to raw materials
- Pricing pressures as a result of increased supply chain inventories

Looking Ahead

- Industrial and fire service markets rapidly returning to pre-pandemic levels
- Lakeland is well positioned to service continuing COVID demand in India, Southeast Asia, and Latin America
- New technology roll-out continues and will yield improved operational performance with each additional installation through FY2023
- Focused on disciplined capital allocation and pursuing inorganic opportunities to supplement our organic growth



Key Takeaways

Nasdaq: LAKE

- Global leader in personal protective clothing well-positioned to drive attractive returns for shareholders
  - ✓Growth industry with high-single-digit growth rates
  - ✓Insulated from economic downturns due to mission-critical product offering
  - ✓Significant upside opportunities driven by black swan events (e.g., COVID-19) and the evolving regulatory environment
- COVID-19 has increased the value of being a manufacturer as we enter the post-pandemic environment
- High degrees of operating leverage generating strong free-cash-flow
- Aligned with shareholders by returning capital through buybacks – three repurchase plans totaling $11.7 million authorized since 2016



Appendix

Income Statement – Q1

(UNAUDITED)
($000's Except Share Information)

	Three Months Ended April 30,	
	2021	2020
Net sales	$34,092	$45,582
Cost of goods sold	19,706	23,438
Gross profit	14,386	22,144
Operating expenses	8,148	9,774
Operating profit	6,238	12,370
Other income (expense), net	(12)	6
Interest expense	(1)	(17)
Income before taxes	6,225	12,359
Income tax expense	1,584	3,725
Net income	4,641	$8,634
Net income per common share:		
Basic	$0.58	$1.08
Diluted	$0.57	$1.07
Weighted average common shares outstanding:		
Basic	7,989,215	7,972,423
Diluted	8,143,805	8,044,849

EBITDA Reconciliation – Q1

(UNAUDITED)
($000's Except Share Information)

	Three Months Ended April 30,	
	2021	2020
Net Income to EBITDA		
Net Income	$4,641	$8,634
Interest	(1)	(17)
Taxes	1,584	3,725
Depreciation and amortization	499	453
Other income (expense)	(12)	6
EBITDA	$6,737	$12,823
EBITDA to Adjusted EBITDA (excluding non-cash expenses)		
Equity compensation	$336	$163
Adjusted EBITDA	$7,073	$12,986
Cash paid for taxes (foreign)	1,152	861
Capital expenditures	135	194
Free cash flow	$5,786	$11,931

Balance Sheet – Q1

(UNAUDITED)
($000's Except Share Information)

ASSETS	April 30, 2021	January 31, 2021
Current assets		
Cash and cash equivalents	$60,322	$52,596
Accounts receivable, net of allowance for doubtful accounts of $873 and $700 at April 30, 2021 and January 31, 2021, respectively	19,184	21,702
Inventories	43,881	43,833
Prepaid VAT and other taxes	2,302	1,343
Other current assets	3,462	4,134
Total current assets	129,151	123,609
Property and equipment, net	9,437	9,819
Operating leases right-of-use assets	2,230	2,347
Deferred tax assets	2,913	2,839
Prepaid VAT and other taxes	329	329
Other assets	118	112
Goodwill	871	871
Total assets	$145,049	$139,925
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities		
Accounts payable	$7,267	$7,397
Accrued compensation and benefits	3,259	3,902
Other accrued expenses	2,660	1,793
Income tax payable	2,315	1,534
Current portion of operating lease liabilities	956	768
Total current liabilities	16,457	15,394
Long-term portion of operating lease liabilities	1,212	1,613
Total liabilities	17,669	17,007
Commitments and contingencies		
Stockholders' equity		
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	—	—
Common stock, $0.01 par; authorized 20,000,000 shares Issued 8,542,235 and 8,498,457; outstanding 8,032,993 and 7,984,518 at April 30, 2021 and January 31, 2021, respectively	86	85
Treasury stock, at cost; 509,242 shares	(5,023)	(5,023)
Additional paid-in capital	76,656	76,781
Retained earnings	57,328	52,687
Accumulated other comprehensive loss	(1,667)	(1,612)
Total stockholders' equity	127,380	122,918
Total liabilities and stockholders' equity	$145,049	$139,925

Income Statement – FY2021

(UNAUDITED)
($000's Except Share Information)

	12 Months Ended January 31, 2021	2020
Net sales	$159,000	$107,809
Cost of goods sold	79,750	69,912
Gross profit	79,250	37,897
Operating expenses	35,397	32,021
Operating profit	43,853	5,876
Other income (expense), net	50	(7)
Interest expense	(23)	(116)
Income before taxes	43,880	5,753
Income tax expense	8,774	2,472
Net income	$35,106	$3,281
Net income per common share:		
Basic	$4.40	$0.41
Diluted	$4.31	$0.41
Weighted average common shares outstanding:		
Basic	7,977,683	8,005,927
Diluted	8,141,189	8,037,019

EBITDA Reconciliation – FY2021

(UNAUDITED)
($000's Except Share Information)

	Year Ended January 31, 2021	2020
Net Income to EBITDA		
Net Income	$35,106	$3,281
Interest	23	116
Taxes	8,774	2,472
Depreciation and amortization	1,965	1,645
Other income (expense)	50	(7)
EBITDA	$45,818	$7,521
EBITDA to Adjusted EBITDA (excluding non-cash expenses)		
Equity compensation	$1,727	$(403)
Adjusted EBITDA	$47,545	$7,118
Cash paid for taxes (foreign)	3,561	1,700
Capital expenditures	1,662	1,033
Free cash flow	$42,322	$4,385

Balance Sheet – FY2021

(UNAUDITED)
($000's Except Share Information)

	January 31, 2021	2020
ASSETS		
Current assets		
Cash and cash equivalents	$52,596	$14,606
Accounts receivable, net of allowance for doubtful accounts of $700 and $497 at January 31, 2021 and 2020, respectively	21,702	17,702
Inventories	43,833	44,238
Prepaid VAT and other taxes	1,343	1,228
Other current assets	4,134	2,033
Total current assets	123,608	79,807
Property and equipment, net	9,819	10,113
Operating leases right-of-use assets	2,347	2,244
Deferred tax assets	2,839	5,939
Prepaid VAT and other taxes	329	333
Other assets	112	98
Goodwill	871	871
Total assets	$139,925	$99,405
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities		
Accounts payable	$7,397	$7,204
Accrued compensation and benefits	3,902	1,300
Other accrued expenses	1,793	2,445
Income tax payable	1,534	-----
Current maturity of long-term debt	-----	1,155
Current portion of operating lease liability	768	835
Total current liabilities	15,394	12,939
Long-term portion of debt	-----	-----
Long-term portion of operating lease liability	1,613	1,414
Total liabilities	17,007	14,353
Commitments and contingencies		
Stockholders' equity		
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	-----	-----
Common stock, $0.01 par; authorized 20,000,000 shares, Issued 8,498,457 and 8,481,665; outstanding 7,984,518 and 7,972,423 at January 31, 2021 and 2020, respectively	85	85
Treasury stock, at cost; 509,242 shares at January 31, 2021 and 2020	(5,023)	(5,023)
Additional paid-in capital	76,781	75,171
Retained earnings	52,687	17,581
Accumulated other comprehensive loss	(1,612)	(2,762)
Total stockholders' equity	122,918	85,052
Total liabilities and stockholders' equity	$139,925	$99,405